Exhibit 10.63

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 4, 2018, by and between VBI Vaccines Inc., a British Columbia corporation (the “Company”), and Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Investor”).

PREAMBLE

A. Contemporaneously with the execution and delivery of this Agreement, the Company and the Investor are entering into that certain Collaboration and License Agreement, dated as of the date hereof (the “License Agreement”), relating to, among other things, the development and commercialization by the Company of the Company’s therapeutic vaccine product; and

B. The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 2,295,082 Common Shares (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, fifty percent (50%) or more of the outstanding securities or other ownership interest of such Person. For the purposes of this Agreement, neither Party shall be considered an Affiliate of the other, and the Affiliates of each Party shall not be considered Affiliates of the other Party or of any of such other Party’s Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day (other than a Saturday, Sunday or a legal holiday) on which banks are open for general business in New York, New York.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing which shall take place as set forth in Section 2.1, on the date hereof, simultaneously with the execution of this Agreement.

“Common Shares” means the common shares of the Company, no par value per share.

“Company” has the meaning set forth in the Preamble.

“Company Intellectual Property” has the meaning set forth in Section 3.1(h).

“Company U.S. Counsel” means Haynes and Boone, LLP, U.S. counsel to the Company.

“Competitor” means any Person that, during the Term (as defined in the License Agreement), commercializes or develops a product which competes directly or indirectly with a Licensed Product (as such term is defined in the License Agreement).

“Convertible Securities” means any share or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Equity Securities” means any all Common Shares and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning set forth in Section 3.1(g).

“Indemnified Party” has the meaning set forth in Section 5.2(a).

“Indemnifying Party” has the meaning set forth in Section 5.2(a).

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, trade secrets, inventions and discoveries and invention disclosures whether or not patented, copyrights in both published and unpublished works, including without limitation all compilations, data bases and computer programs, materials and other documentation, licenses, internet domain names and other intellectual property rights and similar rights.

“Investor” has the meaning set forth in the Preamble.

“knowledge” of the Company means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable due inquiry, of any executive officer of the Company as of the date of this Agreement.

“License Agreement” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis or (ii) a material and adverse effect on the legality, validity or enforceability of this Agreement, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (x) a change in the market price or trading volume of the Common Shares, (y) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and the Subsidiaries taken as a whole or (z) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by, or being taken in connection with, this Agreement.

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“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchase Price” means Seven Million Dollars ($7,000,000).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Preamble.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps, derivatives and similar arrangements.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Day” means (i) a day on which the Common Shares are traded on a Trading Market (other than the OTCQB or OTCQX), or (ii) if the Common Shares are not listed or quoted on a Trading Market (other than the OTCQB or OTCQX), a day on which the Common Shares are traded in the over-the-counter market, as reported by the OTCQB or OTCQX, or (iii) if the Common Shares are not listed or quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then a Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB or OTCQX on which the Common Shares are listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 3.2(h).

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“Transaction Documents” means this Agreement and the License Agreement and the schedules and exhibits referred to herein.

“Transfer Agent” means Computershare, or any successor transfer agent for the Company.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares for the Purchase Price. The date and time of the Closing shall be simultaneously with the execution of this Agreement at the offices of Company U.S. Counsel or such other location as the parties shall mutually agree.

2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor a copy of the Company’s irrevocable instructions to the Transfer Agent instructing the Transfer Agent to register the Shares, free and clear of all restrictive and other legends (except for a customary legend to the effect that the Shares have not been registered under the Securities Act), in book-entry form in the name of the Investor.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the Purchase Price in United States dollars by wire transfer to an account designated in writing to the Investor by the Company for such purpose.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the SEC Reports or in the schedules delivered concurrently herewith:

(a) Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of British Columbia, Canada, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, formation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Subsidiaries. The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien except as described in Section 3.1(b), and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights; and the Company has no Subsidiaries other than the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities set forth on Schedule I.

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(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder including the issuance and sale of the Shares. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which to Company is party to has been duly executed by the Company and is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents it is party to and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) in any material respect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, or (iii) in any material respect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investor set forth in Section 3.2 hereof, federal, state and provincial securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected.

(e) The Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer set forth in this Agreement or imposed by applicable securities laws) and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investor).

(f) Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, Options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth on Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as set forth on Schedule 3.1(f), the Company does not have outstanding any Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, nor has it entered into any agreement giving any Person any right to subscribe for or acquire, any Common Shares, or securities or rights convertible or exchangeable into Common Shares. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Shares will not obligate the Company to issue Common Shares or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

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(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with the exhibits thereto and the documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the schedules to this Agreement, the “Disclosure Materials”. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h) Intellectual Property. Except as described in Schedule 3.1(h), the Company owns, or has the right pursuant to a valid, written license agreement to use and exploit, all Intellectual Property used in or necessary for the conduct of the business of the Company and that is material to the business of the Company as conducted as of the Closing (the “Company Intellectual Property”). To the knowledge of the Company, (i) all issued patents and registered trademarks that are Company Intellectual Property and that are owned by the Company are valid and enforceable and are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post registration filing of affidavits of use and incontestability and renewal applications), and (ii) there is no existing infringement or misappropriation by another Person of any of the Company Intellectual Property. Except as disclosed in the SEC Reports, no claims have been asserted by a third party in writing (a) alleging that the conduct of the business of the Company has infringed or misappropriated any Intellectual Property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of the Company, and, to the knowledge of the Company, there is no valid basis for any such claim. No loss or early expiration of any of the Company’s material Intellectual Property is pending, or, to the knowledge of the Company, threatened. The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in the Company Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of the Company.

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(i) Bad Actor Disqualification. With respect to the Shares to be offered and sold hereunder in reliance on Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by the Investor of the Shares hereunder has been duly authorized by all necessary corporate action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) No Public Sale or Distribution. The Investor is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal, state and provincial securities laws, and the Investor does not have a present arrangement to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time the Investor was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

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(d) Experience of Such Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and provincial securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.

(g) Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor further understands that Shares in book-entry form shall be subject to the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

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(h) Prohibited Transactions. The Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Investor has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that the Investor was first contacted by the Company or any other Person regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Filing of Reports. Until the date that the Investor (or any transferee that is an Affiliate of the Investor) ceases to own any Shares, the Company covenants to use its commercially reasonable efforts to (a) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Act and the Exchange Act, (b) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company, and (c) furnish to the Investor promptly upon request therefor (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c) under the Securities Act, and the reporting requirements under the Securities Act and the Exchange Act, and (ii) such reports and documents of the Company as the Investor may reasonably request to avail itself (or its Affiliates) of any similar rule or regulation of the SEC allowing it (or its Affiliates) to sell any such securities without registration.

4.2 Listing of Shares. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares to be qualified for trading on the Nasdaq Capital Market. If the Company applies to have its Common Shares traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Shares to be so listed.

4.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares to meet its obligations under the License Agreement and for other working capital and general corporate purposes.

4.4 Lock-Up. During the six (6) month period following the Closing, the Investor shall not, without the consent of the Company, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares (whether any such transaction is to be settled by delivery of Shares, other securities, cash or other consideration) or otherwise dispose (or publicly announce the undersigned’s intention to do any of the foregoing) of, directly or indirectly, any Shares. Notwithstanding anything in this Agreement to the contrary, subject to the requirements of Section 6.6 (including the obligation to be bound by this Section 4.4), the Investor shall not be restricted from transferring any of the Shares to any Affiliate of the Investor.

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4.5 Public Statements. Except as required by applicable law or regulation, neither party hereto shall issue any press release or other public announcement concerning the existence of or terms of this Agreement or the Transaction Documents without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Each Party agrees to provide to the other Party a copy of any proposed press release or other public announcement as soon as reasonably practicable under the circumstances prior to the proposed date of dissemination thereof. The party proposing such press release or other public announcement shall consider in good faith any changes to such proposed press release or public announcement that are requested by the other party.

4.6 Legend Removal. The Company shall, or shall cause, the legend set forth in Section 3.2(g) to be removed and shall issue, or cause to be issued, a certificate (or shares in book-entry form) without such legend or any other legend upon the Investor’s request, if such Shares are (a) sold or transferred pursuant to Rule 144 or (b) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.

ARTICLE 5

INDEMNIFICATION

5.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, its officers, directors, partners, members, agents and employees, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions hereby (which, for the avoidance of doubt, shall not include the License Agreement or any agreements, certificates, instruments or documents ancillary thereto), (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions contemplated hereby (which, for the avoidance of doubt, shall not include the License Agreement or any agreements, certificates, instruments or documents ancillary thereto), or (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 5.2(a) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions contemplated hereby (which, for the avoidance of doubt, shall not include the License Agreement or any agreements, certificates, instruments or documents ancillary thereto), or (y) the status of Indemnified Party as a holder of Common Shares (unless, and only to the extent that, such action, suit or claim is based, including in part, upon a breach of the Investor’s representations, warranties or covenants in this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions contemplated hereby (which, for the avoidance of doubt, shall not include the License Agreement or any agreements, certificates, instruments or documents ancillary thereto), or any conduct by the Investor that constitutes fraud, gross negligence or willful misconduct).

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5.2 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

The indemnity and agreements contained in this Article 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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ARTICLE 6

GENERAL PROVISIONS

6.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares.

6.2 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, which consent may be withheld by the Investor in its sole discretion. The Investor may assign its rights under this Agreement to any Person to whom the Investor assigns or transfers any Shares, provided (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the number of Shares which are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investor” and such transferee is not a Competitor of, or Affiliated with a Competitor of, the Company and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

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6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 5.1, as applicable, and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.8 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.9 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact, an agreement to indemnify and hold harmless the Company for any Losses in connection therewith and the posting by the Investor of any bonds as may be required by the Transfer Agent.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VBI Vaccines Inc.

By:	/s/ Jeff Baxter
Name: Jeff R. Baxter
Title: Chief Executive Officer

Address for Notice:

VBI Vaccines Inc.
222 3rd Street, Suite 2241 Cambridge, MA 02142
Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor New York, NY 10112 Attention: Rick A. Werner

Brii Biosciences limited

By:	/s/ Zhi Hong
Name:	Zhi Hong
Title:	Chief Executive Officer

Address for Notice:

Brii Biosciences Limited Vistra (Cayman) Limited PO Box 3119 Grand Pavilion Hibiscus Way 802 West Bay Road Grand Cayman KYI-1205
Attn: Zhi Hong Email: zhi.hong@briibio.com

Schedule 3.1(b)

The shares of SciVac Ltd. are pledged in favor of Perceptive Credit Holdings LP as part of a credit agreement between Variation Biotechnologies (US), Inc. and Perceptive Credit Holdings LP.

Schedule 3.1(f)

Share Type	Common Shares	Warrants & Options	Total	Fully Diluted %

Issued and outstanding Common Shares	64,383,391	-	64,383,391	88.6%
Equity Plans (outstanding and available)		5,674,307	5,674,307	7.8%
Warrants		2,618,824	2,618,824	3.6%
Dilutive equity	-	8,293,131	8,293,131	11.4%
Total issued and outstanding	64,383,391	8,293,131	72,676,522	100.0%

Schedule 3.1(h)

The patent family covering the VBI-1501 vaccine candidate for cytomegalovirus is co-owned by Universite Sorbonne.

Schedule I

Subsidiaries

Name of Subsidiary	Country of Incorporation	Ownership Interest (direct or indirect)
VBI Vaccines (Delaware) Inc.	Delaware (U.S.A)	100%
SciVac Ltd.	Rehovot (Israel)	100%
Variation Biotechnologies (US), Inc.	Delaware (U.S.A)	100%
Variation Biotechnologies Inc.	Ottawa, Ontario (Canada)	100%